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                                                                    Exhibit 25.1




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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                       ----------------------------------

                                    FORM T-1

         STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

 Check if an Application to Determine Eligibility of a Trustee Pursuant to
                               Section 305(b)___

                        HARRIS TRUST COMPANY OF NEW YORK
               (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

                 NEW YORK                                      13-4941093
(STATE OF INCORPORATION OR ORGANIZATION                     (I.R.S. EMPLOYER
      IF NOT A U.S. NATIONAL BANK)                         IDENTIFICATION NO.)

  WALL STREET PLAZA, 88 PINE STREET, 19TH FLOOR
           NEW YORK, NEW YORK                                    10005
(ADDRESS OF TRUSTEE'S PRINCIPAL EXECUTIVE OFFICES)             (ZIP CODE)


                               Mark F. McLaughlin
                        Harris Trust Company of New York
                  Wall Street Plaza, 88 Pine Street, 19th Floor
                               New York, NY 10005
                                 (212) 701-7602
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)
                      ------------------------------------

                                ARROW ELECTRONICS
               (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

                 New York                                      11-1806155
    (STATE OR OTHER JURISDICTION OF                         (I.R.S. EMPLOYER
     INCORPORATION OR ORGANIZATION)                      IDENTIFICATION NUMBER)


                                  25 Hub Drive
                             Melville, NY 11747-3509
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)
                     --------------------------------------

                   FLOATING RATE NOTES DUE NOVEMBER 24, 2000
                              (Title of Securities)

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                                       2


ITEM 1.           GENERAL INFORMATION.

                  Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

                           Federal Reserve Bank of New York
                           33 Liberty Street, New York N.Y. 10045

                           State of New York Banking Department
                           2 Rector Street, New York, N.Y. 10006

         (b)      Whether it is authorized to exercise corporate trust powers.

                           The Trustee is authorized to exercise corporate trust powers.

ITEM 2.           AFFILIATIONS WITH THE OBLIGOR.

                  If the obligor is an affiliate of the trustee, describe each such affiliation.

                           The obligor is not an affiliate of the trustee.

ITEM 4.           TRUSTEESHIPS UNDER OTHER INDENTURES.

                  If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

         (a) Title of the securities outstanding under each such other indenture.

                  Arrow Electronics and Harris Trust Company of New York Trustee Indenture dated as of January 15, 1997, $250,000,000 principal amount Arrow Electronics 6.45% Senior Debentures due 11/1/2003.

                  Arrow Electronics and Harris Trust Company of New York Trustee Indenture dated as of January 15, 1997, $200,000,000 principal amount Arrow Electronics 6 7/8% Senior Debentures due 6/1/2028.

                  Arrow Electronics and Harris Trust Company of New York Trustee Indenture dated as of January 15, 1997, $200,000,000 principal amount Arrow Electronics 7 1/2% Senior Debentures due 1/15/2027.

                  Arrow Electronics and Harris Trust Company of New York Trustee Indenture dated as of January 15, 1997, $200,000,000 principal amount Arrow Electronics 7% Senior Debentures due 1/15/2007.

         (b) A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of
                  Section 310 (b) (1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

                  The indenture to be qualified and the indenture(s) referred to in paragraph A above are wholly unsecured and rank pari passu.
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ITEM 16.          LIST OF EXHIBITS.

         List below all exhibits filed as part of this statement of eligibility.

         A. Copy of Organization Certificate of Harris Trust Company of New York to transact business and exercise corporate trust powers; attached hereto as Exhibit "A"

         B. Copy of the existing By-Laws of Harris Trust Company of New York; incorporated herein by reference as Exhibit "B" filed with Form T-1 Statement, Registration No. 33-46118

         C. The consent of the Trustee required by Section 321(b) of the Act; incorporated herein by reference as Exhibit "C" with Form T-1 Statement, Registration No. 33-46118

         D. A copy of the latest report of condition of Harris Trust Company of New York published pursuant to law or the requirements of its supervising or examining authority, attached hereto as Exhibit "D"


                                    SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, Harris Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 19th day of November, 1999.

                                  HARRIS TRUST COMPANY OF NEW YORK


                                     By: /s/ Amy Roberts
                                        ______________________
                                           Amy Roberts
                                           Vice President

                                                             EXHIBIT "A", PAGE 1


                               STATE OF NEW YORK,

                               BANKING DEPARTMENT


WHEREAS on July 1, 1999 BANK OF MONTREAL TRUST COMPANY merged into itself HARRIS TRUST COMPANY OF NEW YORK,

WHEREAS BANK OF MONTREAL TRUST COMPANY submitted a Certificate of Amendment to the Organization Certificate to authorize the amendment of the Certificate of Organization to change its name to HARRIS TRUST COMPANY OF NEW YORK.

WHEREAS, there appears to be no reasonable objection to such change of name:

NOW, THEREFORE, I, ROBERT H. McCORMICK, Deputy Superintendent of Banks of the State of New York, DO HEREBY CONSENT TO AND APPROVE OF the aforementioned change of name to be effective July 1, 1999.

WITNESS, my hand and official seal of the Banking Department at the City of New York, this 30th day of September in the Year of our Lord one thousand nine hundred and ninety-nine.

[SEAL]


                                      /s/  Robert H. McCormick
                                      ---------------------------------
                                      Robert H. McCormick
                                      Deputy Superintendent of Banks
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                                                             Exhibit "A", Page 2


                               STATE OF NEW YORK

                               BANKING DEPARTMENT


I, ROBERT H. McCORMICK, Deputy Superintendent of Banks of the State of New York, DO HEREBY APPROVE, pursuant to the provisions of Section 601-b of the New York Banking Law, an AGREEMENT AND PLAN OF MERGER, dated as of March 18, 1999, providing for the merger of the HARRIS TRUST COMPANY OF NEW YORK, New York, New York, with and into the BANK OF MONTREAL TRUST COMPANY, New York, New York, under the name, BANK OF MONTREAL TRUST COMPANY, said merger to become effective upon the filing of the AGREEMENT AND PLAN OF MERGER in the office of the Superintendent of Banks.




WITNESS, my hand and official seal of the Banking Department at the City of New

                  York, this 19th day of May in the Year of our Lord
                             ----        ---
                  one thousand nine hundred and ninety-nine.


                         /s/ Robert H. McCormick
                         ------------------------------
                         Deputy Superintendent of Banks


      [SEAL]
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                                                                     EXHIBIT "D"

                             STATEMENT OF CONDITION
                        HARRIS TRUST COMPANY OF NEW YORK

ASSETS

Due From Banks                                              $   677,400

Investment Securities:
  State & Municipal                                          16,513,582
  Other                                                             100
                                                            -----------
       TOTAL SECURITIES                                      16,513,682

Loans and Advances
  Federal Funds Sold                                         20,900,000
  Overdrafts                                                     12,169
                                                            -----------
       TOTAL LOANS AND ADVANCES                              20,912,169

Investment in Harris Trust, NY                                8,725,608
Premises and Equipment                                          475,614
Other Assets                                                  2,636,845
                                                            -----------
                                                             11,838,067
                                                            -----------

       TOTAL ASSETS                                         $49,941,318
                                                            ===========

LIABILITIES

Trust Deposits                                              $ 8,191,549
Other Liabilities                                            16,944,443
                                                            -----------

       TOTAL LIABILITIES                                     25,135,992

CAPITAL ACCOUNTS

Capital Stock, Authorized, Issued and
  Fully Paid -- 10,000 Shares of $100 Each                    1,000,000
Surplus                                                       4,222,188
Retained Earnings                                            19,605,350
                                                            -----------
Equity -- Municipal Gain/Loss                                   (22,212)
                                                            -----------
       TOTAL CAPITAL ACCOUNTS                                24,805,326
                                                            -----------
       TOTAL LIABILITIES
       AND CAPITAL ACCOUNTS                                 $49,941,318
                                                            ===========

     I, Mark F. McLaughlin, Vice President, of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

                               Mark F. McLaughlin
                               June 30, 1998

     We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declared that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

                              Sanjiv Tandon
                              Kevin O. Healy
                              Steven R. Rothbloom